EXHIBIT 99.2

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	March 31, 2006	Period Ended December 31, 2005	March 31, 2005
Balance Sheet

Cash and Due From Banks	$19,620	$17,972	$21,737
Federal Funds Sold	18,462	4,906	6,800

Securities Available-for-Sale	259,110	267,494	303,310

Residential Real Estate Loans	187,423	186,550	174,711
Commercial Loans	165,461	162,351	158,339
Leases	81,450	76,041	20,359
Indirect Auto Loans	175,518	172,113	127,143
Other Consumer Loans	67,644	67,900	62,753

Gross Loans and Leases	677,496	664,955	543,305
Less Unearned Income	11,342	10,869	2,942
Less Allowance for Loan and Lease Losses	5,046	4,960	4,829

Net Loans and Leases	661,108	649,126	535,534

Premises and Equipment, Net	12,594	13,032	13,656
Accrued Interest Receivable	4,534	3,915	4,353
Intangible Asset	9,545	9,671	7,518
Other Assets	15,025	14,305	16,252

Total Assets	$999,998	$980,421	$909,160

Non-Interest Checking Accounts	94,998	91,883	77,193
Interest Bearing Checking Accounts	83,746	80,536	74,480
Savings Accounts	57,402	55,214	63,040
Money Market Accounts	186,788	176,894	195,359
Time Deposits	360,567	334,591	269,794

Total Deposits	783,501	739,118	679,866

Short-Term Borrowings	31,194	50,429	68,279
Long-Term Borrowings	105,310	110,310	85,310
Accrued Interest Payable	2,344	2,261	1,504
Other Liabilities	8,008	8,732	6,567

Total Liabilities	930,357	910,850	841,526

Common Stock	4,000	3,979	3,968
Surplus	12,114	11,185	10,953
Unamortized Value of Restricted Stock	(2,020)	(1,453)	(1,670)
Undivided Profits	67,405	66,740	63,495
Accumulated Other Comprehensive Income	(2,182)	(1,700)	(1,157)
Treasury Stock	(9,676)	(9,180)	(7,955)

Total Shareholders’ Equity	69,641	69,571	67,634

Total Liabilities and Shareholders’ Equity	$999,998	$980,421	$909,160

Assets Under Trust Department Administration (Market Value)	$867,587	$862,504	$839,444

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Quarterly Average
	March 31, 2006	March 31, 2005

Balance Sheet

Cash and Due From Banks	$19,520	$23,065
Federal Funds Sold	5,147	5,604

Securities Available-for-Sale	264,328	299,368

Residential Real Estate Loans	186,721	175,571
Commercial Loans	160,250	156,478
Leases	77,631	16,735
Indirect Auto Loans	173,404	121,036
Other Consumer Loans	68,803	63,064

Gross Loans and Leases	666,809	532,884
Less Unearned Income	10,991	2,184
Less Allowance for Loan and Lease Losses	4,999	5,413

Net Loans and Leases	650,819	525,287

Premises and Equipment, Net	12,913	14,208
Accrued Interest Receivable	4,008	3,590
Intangible Asset	9,601	3,533
Other Assets	14,718	14,900

Total Assets	$981,054	$889,555

Non-Interest Checking Accounts	90,473	75,435
Interest Bearing Checking Accounts	85,881	83,780
Savings Accounts	55,424	63,485
Money Market Accounts	178,745	170,502
Time Deposits	342,042	261,900

Total Deposits	752,565	655,102

Short-Term Borrowings	38,448	66,847
Long-Term Borrowings	109,880	89,880
Accrued Interest Payable	2,396	1,538
Other Liabilities	7,385	7,098

Total Liabilities	910,674	820,465

Common Stock	3,986	3,962
Surplus	11,589	10,766
Unamortized Value of Restricted Stock	(1,626)	(1,497)
Undivided Profits	67,334	62,756
Accumulated Other Comprehensive Income	(1,496)	1,058
Treasury Stock	(9,407)	(7,955)

Total Shareholders’ Equity	70,380	69,090

Total Liabilities and Shareholders’ Equity	$981,054	$889,555

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended March 31,
	2006	2005
Income Statement

Interest Income	$12,709	$10,616
Interest Expense	6,174	3,813

Net Interest Income	6,535	6,803
Provision for Loan and Lease Losses	1,000	(544)

Net Interest Income After Provision for Loan and Lease Losses	5,535	7,347

Trust & Brokerage Income	2,248	1,219
Service Charges on Deposit Accounts	957	657
Investment Securities Gains	—	—
Gain on the Sale of Loans	13	43
Bank Owned Life Insurance	98	98
Card-related fees	271	206
Rental Income from Leases	213	542
Other Non-interest Income	231	184

Total Non-interest Income	4,031	2,949

Salaries and Employee Benefits	3,917	3,911
Occupancy and Equipment Expense	1,488	1,722
Communication Expense	135	163
Stationery and Supplies Expense	107	118
Marketing Expense	361	183
Amortization of Intangible Asset	126	42
Other Operating Expense	1,689	1,476

Total Operating Expenses	7,823	7,615

Net Income Before Taxes	1,743	2,681
Provision for Income Taxes	303	667

Net Income	$1,440	$2,014

Share and Per Share Data

Period Ending Shares Outstanding	3,571,154	3,593,090
Basic Average Shares Outstanding	3,566,228	3,587,627
Diluted Average Shares Outstanding	3,639,637	3,663,242

Basic Earnings Per Share	$0.40	$0.56
Diluted Earniings Per Share	$0.40	$0.55
Cash Dividends Declared	$0.22	$0.21
Book Value	$19.50	$18.82

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended March 31,
	2006	2005
Key Ratios

Leverage Ratio	7.44%	8.08%

Return on Average Assets	0.59%	0.91%
Return on Average Equity	8.18%	11.66%
Net Interest Margin (Tax Equivalent)	3.04%	3.47%
Efficiency Ratio	74.04%	78.09%

Net Loans and Leases Charged-off to Average Loans and Leases, Annualized	0.56%	(0.08%)
Provision for Loan and Lease Losses to Average Loans and Leases, Annualized	0.61%	(0.41%)
Allowance for Loan and Lease Losses to Period-end Net Loans and Leases	0.76%	0.89%
Allowance for Loan and Lease Losses to Nonperforming Loans and Leases	222.46%	583.92%
Nonperforming Loans and Leases to Period-end Net Loans and Leases	0.34%	0.15%
Nonperforming Assets to Period-end Assets	0.23%	0.10%

Allowance for Loan and Lease Losses

Allowance for Loan and Lease Losses, Beginning of Period	$4,960	$5,267

Loans and Leases Charged-off	(1,070)	(148)
Recoveries of Loans and Leases Previously Charged-off	156	254

Net Loans and Leases (Charged-off)/Recovered	(914)	106

Provision for Loan and Lease Losses	1,000	(544)

Allowance for Loan and Lease Losses, End of Period	$5,046	$4,829